Exhibit 4.10

MOLSON COORS INTERNATIONAL LP, as Issuer

and

MOLSON COORS BREWING COMPANY, as Parent

and

THE SUBSIDIARY GUARANTORS NAMED HEREIN, as Subsidiary Guarantors

and

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 7, 2016

to

INDENTURE

Dated as of July 7, 2016

2.840% Senior Notes due 2023
3.440% Senior Notes due 2026

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ARTICLE 4 FORMS OF NOTES		20

4.1	Form of Series 1 Notes	20
4.2	Form of Series 2 Notes	20

ARTICLE 5 ORIGINAL ISSUE OF NOTES		20

5.1	Original Issue of Series 1 Notes	20
5.2	Original Issue of Series 2 Notes	20

ARTICLE 6 PAYMENT OF ADDITIONAL AMOUNTS		21

6.1	Additional Amounts	21

ARTICLE 7 MISCELLANEOUS		24

7.1	Ratification of Indenture	24
7.2	Trustee Not Responsible for Recitals	24
7.3	Governing Law	24
7.4	Separability	24
7.5	Counterparts Originals	24

	EXHIBIT A — Form of Series 1 Notes

	EXHIBIT B — Form of Series 2 Notes

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FIRST SUPPLEMENTAL INDENTURE, dated as of July 7, 2016 (this “Supplemental Indenture”), among MOLSON COORS INTERNATIONAL LP, a Delaware limited partnership (the “Issuer”); and MOLSON COORS BREWING COMPANY, a Delaware corporation (the “Parent”),  MOLSON COORS INTERNATIONAL GENERAL, ULC, a Nova Scotia unlimited liability company, COORS INTERNATIONAL HOLDCO, ULC, a Nova Scotia unlimited liability company, MOLSON COORS CALLCO ULC, a Nova Scotia unlimited liability company, MOLSON CANADA 2005, an Ontario partnership, COORS BREWING COMPANY, a Colorado corporation, MOLSON COORS HOLDCO INC., a Delaware corporation, CBC HOLDCO LLC, a Colorado limited liability company, MC HOLDING COMPANY LLC, a Colorado limited liability company, CBC HOLDCO 2 LLC, a Colorado limited liability company and NEWCO3, INC., a Colorado corporation (collectively, the “Guarantors”); and Computershare Trust Company of Canada, as trustee (the “Trustee”).

WHEREAS, the Issuer and the Guarantors executed and delivered the indenture, dated as of July 7, 2016, to the Trustee (the “Base Indenture,” and as hereby supplemented, the “Indenture”), to provide for the issuance of the Issuer’s debt Securities to be issued in one or more series and to be guaranteed by the Guarantors;

WHEREAS, pursuant to the terms of the Base Indenture, the Issuer desires to provide for the establishment of two new series of its notes under the Base Indenture to be known as its “2.840% series 1 Senior Notes due July 15, 2023” (the “Series 1 Notes”) and the “3.440% series 2 Senior Notes due July 15, 2026” (the “Series 2 Notes” and, together with the Series 1 Notes, the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Guarantors will guarantee the Notes being issued pursuant to this Supplemental Indenture and the terms set forth in Article XVI of the Base Indenture;

WHEREAS, the Board of Directors of Molson Coors International General, ULC, the general partner of the Issuer, pursuant to resolutions duly adopted on June 24, 2016, has duly authorized the issuance of the Notes and has authorized the proper officers of the Issuer to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, the Board of Directors, Board of Managers, Managing Member or Management Committee, as applicable, of each of the Guarantors, pursuant to resolutions duly adopted on June 24, 2016, has duly authorized such Guarantor’s Guarantee and has authorized the proper officers of such Guarantor to execute any and all appropriate documents necessary or appropriate to effect such Guarantee;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 3.1 of the Base Indenture;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Issuer and the Guarantors, in accordance with its terms, and to make the Notes, each when executed by the Issuer and authenticated and delivered by the Trustee, and the Guarantees thereon by the Guarantors, the valid obligations of the Issuer and the Guarantors, as applicable, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

WHEREAS the foregoing recitals are representations and statements of fact of the Issuer and not the Trustee;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of each of the Series 1 Notes and Series 2 Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms and terms of each of the Series 1 Notes and the Series 2 Notes, the Issuer and the Guarantors covenant and agree, with the Trustee, as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               Definition of Terms.  Unless the context otherwise requires:

(a)                                 each term defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;

(b)                                 the singular includes the plural and vice versa;

(c)                                  headings are for convenience of reference only and do not affect interpretation;

(d)                                 a reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise indicated; and

(e)                                  the following terms have the meanings given to them in this Section 1.1(e):

(i)                                     “ABI” means Anheuser-Busch InBev SA/NV, a public company organized under the laws of Belgium.

(ii)                                  “Acquisition” means the acquisition from ABI of all of SABMiller’s interest in MillerCoors and all the trademark contracts and other assets primarily related to the Miller brand portfolio outside the United States of America and Puerto Rico by the Parent on the terms and subject to the conditions set forth in the Purchase Agreement.

(iii)                               “Additional Amounts” shall have the meaning assigned to it in Section 6.1(a).

(iv)                              “Attributable Debt” means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount of such liability is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the actual percentage rate inherent in such arrangements as determined in good faith by the Parent.  The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments and similar charges.  In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.

(v)                                 “Canadian Dollars” or “C$” means such currency of Canada as at the time of payment shall be legal tender for the payment of public and private debts.

(vi)                              “CDS” means CDS Clearing and Depository Services Inc.

(vii)                           “Change of Control” means the occurrence of any of the following: (1) any “person” or “group” (other than the Permitted Parties) is or becomes (by way of merger or consolidation or otherwise) the “beneficial owner,” directly or indirectly, of shares of Voting Stock of the Parent representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Parent or has the power, directly or indirectly, to elect a majority of the members of the Parent’s Board of Directors; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Parent and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to (i) the Parent or one of its Subsidiaries, or (ii) one or more Permitted Parties; (3) the holders of the Parent’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Parent (whether or not otherwise in compliance with this Indenture).  Notwithstanding the foregoing, (a) a transaction will not be deemed to involve a Change of Control if (i) the Parent becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, and (b) the right to acquire Voting Stock (so long as such person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a “beneficial owner.” For purposes of this Section 1.1(e)(vii), (i) “person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date (but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and any Permitted Party shall be excluded when determining the members of such “group”), and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the Issue Date, and (ii) a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the Issue Date. In calculating the amount of Voting Stock owned by a person or group the Voting Stock “beneficially owned” by any Permitted Party shall not be included.

(viii)                        “Consolidated Net Tangible Assets” means the consolidated total assets of the Parent, including its consolidated subsidiaries, after deducting current liabilities (except for those which are Funded Debt or the current maturities of Funded Debt) and goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible assets.  Deferred income taxes, deferred investment tax credit or other similar items, as calculated in accordance with GAAP, will not be considered as a liability or as a deduction from or adjustment to total assets.

(ix)                              “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

(x)                                 “Funded Debt” of any Person means (a) all Debt of such Person having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of such Person, or (b) rental obligations of such Person payable more than 12 months from such date under leases which are capitalized in accordance with GAAP (such rental obligations to be included as Funded Debt at the amount so capitalized).

(xi)                              “Interest Payment Date” means January 15 and July 15 of each year.

(xii)                           “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB— (or the equivalent) by S&P.

(xiii)                        “MillerCoors” means MillerCoors LLC, a Delaware limited liability company.

(xiv)                       “Issue Date” means July 7, 2016.

(xv)                          “Moody’s” means Moody’s Investors Service, Inc., and its successors.

(xvi)                       “Mortgage” means a mortgage, pledge or lien; provided, however, that in no event shall an operating lease be deemed to constitute a Mortgage.

(xvii)                    “Permitted Party” means (a) (i) the Adolph Coors, Jr. Trust, (ii) any trustee of such trust acting in its capacity as such, (iii) any Person that is a beneficiary of such trust on the date hereof, (iv) any other trust or similar arrangement for the benefit of such beneficiaries, (v) the successors of any such Persons, (vi) any Persons Controlled by such Persons, (vii) Peter H. Coors and Marilyn E. Coors, their estates, their lineal descendants and any other trust for the benefit of such Persons and (viii) any Person who any of the foregoing have voting control over the Voting Stock of the Parent held by such Person; and (b) (i) Pentland Securities (1981) Inc., a Canadian corporation, (ii) Lincolnshire Holdings Inc., a Canadian corporation, (iii) Nooya Investments Inc., a Canadian corporation, (iv) Eric Molson and Stephen Molson, their spouses, their estates, their lineal descendants and any trusts for the benefit of such Persons (including, as to any common stock of the Parent held by it for the benefit of such Persons, the trust established under the Voting and Exchange Trust Agreement (as defined in the Combination Agreement dated as of July 21, 2004 between the Parent and Molson, Inc., a Canadian corporation), (v) the successors of any such Persons, (vi) any Persons Controlled by such Persons, and

(vii) any Person who any of the foregoing have voting control over the Voting Stock of the Parent held by such Person.

(xviii)                 “Principal Property” means any brewery, manufacturing, processing or packaging plant or warehouse owned at the date of this Supplemental Indenture or thereafter acquired by the Parent or any Restricted Subsidiary which is located within the United States of America or Canada, other than any property which, in the opinion of the Board of Directors of the Parent, is not of material importance to the total business conducted by the Parent and the Restricted Subsidiaries as an entirety.

(xix)                       “Purchase Agreement” means the purchase agreement, dated November 11, 2015, by and between the Parent and ABI, as it may be amended, supplemented or otherwise modified.

(xx)                          “Rating Agencies” means, in respect of any series of Notes, (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes of such series or fails to make a rating of the Notes of such series publicly available for reasons outside of the Parent’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Parent (as certified by a resolution of the Board of Directors of the Parent) as a replacement agency for Moody’s or S&P, or both, as the case may be.

(xxi)                       “Record Date” means January 5 and July 5 of each year.

(xxii)                    “Restricted Subsidiary” means a Subsidiary of the Parent (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States or Canada, and (b) which owns a Principal Property.

(xxiii)                 “SABMiller” means SABMiller plc, a public limited company incorporated in England and Wales.

(xxiv)                “Series 1 Below Investment Grade Rating Event” shall have the meaning assigned to it in Section 2.12.

(xxv)                   “Series 1 Change of Control Offer” shall have the meaning assigned to it in Section 2.12.

(xxvi)                “Series 1 Change of Control Payment” shall have the meaning assigned to it in Section 2.12.

(xxvii)             “Series 1 Change of Control Payment Date” shall have the meaning assigned to it in Section 2.12.

(xxviii)          “Series 1 Change of Control Triggering Event” shall have the meaning assigned to it in Section 2.12.

(xxix)                “Series 2 Below Investment Grade Rating Event” shall have the meaning assigned to it in Section 3.12.

(xxx)                   “Series 2 Change of Control Offer” shall have the meaning assigned to it in Section 3.12.

(xxxi)                “Series 2 Change of Control Payment” shall have the meaning assigned to it in Section 3.12.

(xxxii)             “Series 2 Change of Control Payment Date” shall have the meaning assigned to it in Section 3.12.

(xxxiii)          “Series 2 Change of Control Triggering Event” shall have the meaning assigned to it in Section 3.12.

(xxxiv)         “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

(xxxv)            “Subsidiary Guarantors” shall mean the Guarantors providing Guarantees under this First Supplemental Indenture other than the Parent, and the term “Subsidiary Guarantor” shall mean any of such Guarantors.

1.2                               Interpretation.  This First Supplemental Indenture is supplemental to the Base Indenture, and this First Supplemental Indenture and the Base Indenture shall hereafter be read together with respect to the Notes.  If any term or provision contained in this First Supplemental Indenture shall conflict or be inconsistent with any term or provision of the Base Indenture, the terms and provisions of this First Supplemental Indenture shall govern; provided, however, that the terms and provisions of this First Supplemental Indenture modify or amend the terms of the Base Indenture only with respect to the Notes.

ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE SERIES 1 NOTES

2.1                               Designation and Principal Amount.  There is hereby authorized and established a new series of Securities under the Base Indenture designated as the “2.840% series 1 Senior Notes due July 15, 2023,” which is not limited in aggregate principal amount.  The initial aggregate principal amount of the Series 1 Notes to be issued under this Supplemental Indenture shall be C$500,000,000.  The Series 1 Notes are not Original Issue Discount Securities and were originally issued at an offering price of 99.981%.  Any additional amounts of Series 1 Notes to be issued shall be set forth in an Issuer Order.

2.2                               Maturity.  The stated maturity of principal for the Series 1 Notes shall be July 15, 2023.

2.3                               Further Issues.  The Issuer may, from time to time, without the consent of the Holders of the Series 1 Notes, issue additional Series 1 Notes.  Any such additional Series 1 Notes shall have the same ranking, interest rate, maturity date and other terms and conditions as the Series 1 Notes issued on the Issue Date, except for the issue date and the issue price.  Any such additional Series 1 Notes, together with the Series 1 Notes herein provided for, shall constitute a single series of Securities under the Indenture; provided that if any such additional Series 1 Notes are not fungible with the existing Series 1 Notes for United States federal income tax purposes, such additional Series 1 Notes will have a separate CUSIP number.

2.4                               Form and Place of Payment.  Principal of, premium, if any, and interest on the Series 1 Notes shall be payable in Canadian Dollars and the Place of Payment for the Series 1 Notes shall be Toronto, Ontario, Canada.

2.5                               Global Securities and Denomination of Series 1 Notes.  Upon the original issuance, the Series 1 Notes shall be represented by one or more Global Securities.  The Issuer shall issue the Series 1 Notes in minimum denominations of C$2,000 and in integral multiples of C$1,000 in excess thereof and shall deposit the Global Securities with, or on behalf of, CDS as Depositary (pursuant to Section 3.1 of the Base Indenture) in Toronto, Ontario, Canada, and register the Global Securities in the name of CDS & Co., CDS’s nominee.

2.6                               Interest.  The Issuer shall pay interest on the Series 1 Notes at the rate of 2.840% per annum, payable in equal semi-annual installments in the amount of C$14.20 per C$1,000 principal amount of Series 1 Notes outstanding in arrears on each Interest Payment Date or, if any such Interest Payment Date is not a Business Day, on the next succeeding Business Day, commencing on July15, 2017, with the first interest payment on the Series 1 Notes being an interest payment payable on January 15, 2017 in the amount of C$7,411,232.88, such payment being equivalent to C$14.8224658 per C$1,000 principal amount of the Series 1 Notes outstanding.  Interest on the Series 1 Notes shall be paid to each Holder of the Series 1 Notes at the close of business on the Record Date next preceding the related Interest Payment Date (except that interest payable at maturity shall be paid to the same persons to whom principal of such Series 1 Notes is payable).  Interest for any period of less than 6 months shall be computed on the basis of a year of 365 days. Whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.  Payments of the principal of and interest on the Series 1 Notes shall be made in Canadian Dollars, and the Series 1 Notes shall be denominated in Canadian Dollars.

2.7                               Redemption.  The Series 1 Notes are subject to redemption at the option of the Issuer, redemption for tax reasons and to a special mandatory redemption, in each case as set forth in the form of Series 1 Note attached hereto as Exhibit A and Article IV of the Base Indenture.

2.8                               Limitations on Secured Debt.  (a) If the Parent, the Issuer or any Restricted Subsidiary shall incur, issue, assume or enter into a guarantee of any Debt secured by a Mortgage on any Principal Property of the, Parent, the Issuer or any Subsidiary of the Parent, or on any Capital Stock of any Restricted Subsidiary, the Parent or the Issuer shall, or shall cause such Subsidiary or Restricted Subsidiary to, secure the Series 1 Notes equally and rateably with (or prior to) such secured Debt for as long as such Debt is so secured, unless the aggregate amount of all such secured Debt (for the avoidance of doubt, to the extent such Debt is secured by a Mortgage on any Principal Property) when taken together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties of the Parent, the Issuer or any Subsidiary (with the exception of such transactions which are excluded pursuant to Section 2.8(b) and Section 2.9(b)), would not, at the time of such incurrence, issuance, assumption or guarantee, exceed 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Parent.  Any Mortgage created for the benefit of the Holders of Securities pursuant to the preceding sentence shall provide by its terms that such Mortgage shall be automatically and unconditionally released and discharged upon the release and discharge of the Mortgage to which it relates.

(b)                                 The restriction in Section 2.8(a) shall not apply to Debt secured by:

(i)                                     Mortgages existing on any property prior to the acquisition thereof by the Parent, the Issuer or a Restricted Subsidiary or existing on any property of any corporation or other entity that becomes a Subsidiary after the date of this Supplemental Indenture prior to the time such corporation becomes a Subsidiary or securing indebtedness that is used to pay the cost of acquisition of such property or to reimburse the Parent, the Issuer or a Restricted Subsidiary for that cost; provided, however, that such Mortgage shall not apply to any other property of the Parent, the Issuer or a Restricted Subsidiary other than improvements and accessions to the property to which it originally applies;

(ii)                                  Mortgages to secure the cost of development or construction of such property, or improvements of such property; provided, however, that such Mortgages shall not apply to any other property of the Parent or any Restricted Subsidiary;

(iii)                               Mortgages in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including Mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(iv)                              Mortgages securing indebtedness owing to the Parent, the Issuer or a Subsidiary Guarantor;

(v)                                 Mortgages existing on the Issue Date;

(vi)                              Mortgages required in connection with governmental programs which provide financial or tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured by a lien permitted under this Indenture;

(vii)                           extensions, renewals or replacements of the Mortgages referred to in this Section 2.8(b) (other than Mortgages described in clauses (ii) and (iv) above) so long as the principal amount of the secured Debt is not increased (except by an amount not to exceed the fees and expenses, including any premium and defeasance costs incurred with such extension, renewal or replacement) and the extension, renewal or replacement is limited to all or part of the same property secured (and for the avoidance of doubt could have been secured) by the Mortgage so extended, renewed or replaced; or

(viii)                        Mortgages in connection with sale and leaseback transactions permitted by Section 2.9(b).

For the avoidance of doubt, the accrual of interest, accretion or amortization of original issue discount or accreted value, the accretion of dividends, and the payment of interest on Debt in the form of additional Debt will not be deemed to be an incurrence, issuance, assumption or guarantee of Debt.

2.9                               Limitations on Sales and Leasebacks.  (a) None of the Parent, the Issuer and any Restricted Subsidiary shall enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions, when taken together with all secured Debt permitted under Section 2.8(a) (and not excluded in Section 2.8(b)) would not, at the time such transaction is entered into, exceed 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Parent.

(b)                                 The restriction in Section 2.9(a) shall not apply to, and there shall be excluded from Attributable Debt in any computation under Section 2.9(a), any sale and leaseback transaction if:

(i)                                     the transaction is between or among two or more of the Parent, the Issuer and the Subsidiary Guarantors;

(ii)                                  the lease is for a period, including renewal rights, of not in excess of three years;

(iii)                               the transaction is with a governmental authority that provides financial or tax benefits;

(iv)                              the net proceeds of the sale are at least equal to the fair market value of the property and, within 180 days of the transfer, the Parent, the Issuer or the Subsidiary Guarantors repay Funded Debt owed by them or make expenditures for the expansion, construction or acquisition of a Principal Property at least equal to the net proceeds of the sale; or

(v)                                 such sale and leaseback transaction is entered into within 180 days after the acquisition or construction, in whole but not in part, of such Principal Property.

2.10                        Appointment of Agents.  The Trustee shall initially be the Registrar and Paying Agent for the Series 1 Notes.

2.11                        Defeasance upon Deposit of Moneys or Canadian Government Obligations.  At the Issuer’s option, either (a) the Issuer shall be deemed to have been Discharged from its obligations with respect to the Series 1 Notes on the first day after the applicable conditions set forth in Section 12.3 of the Base Indenture have been satisfied or (b) the Parent, the Issuer and the Subsidiary Guarantors shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 6.4 or Section 10.1 of the Base Indenture and Sections 2.8 and 2.9 of this Supplemental Indenture with respect to the Series 1 Notes at any time after the applicable conditions set forth in Section 12.3 of the Base Indenture have been satisfied.  The applicable provisions of Article XII of the Base Indenture shall apply to the exercise by the Issuer of either such option.  For greater certainty, any government obligations deposited irrevocably with the Trustee in respect of the Series 1 Notes pursuant to Section 12.3 of the Base Indenture shall be Canadian Government Obligations due to the fact that the Series 1 Notes are denominated in Canadian Dollars.

2.12                        Repurchase of Series 1 Notes Upon a Change of Control.  (a) Upon the occurrence of a Series 1 Change of Control Triggering Event, unless the Issuer has unconditionally exercised its right to redeem the Series 1 Notes as provided in the form of Series 1 Note attached hereto as Exhibit A and Article IV of the Base Indenture, each Holder of Series 1 Notes shall have the right to require the Issuer to repurchase all or any part (equal to C$2,000 or an integral multiple of C$1,000 in excess thereof) of such Holder’s Series 1 Notes pursuant to the offer described in this Section 2.12 (the “Series 1 Change of Control Offer”) on the terms set forth in this Section 2.12 at a repurchase price in cash equal to 101% of the aggregate principal amount of Series 1 Notes repurchased, plus accrued and unpaid interest, if any, on the Series 1 Notes repurchased to, but excluding, the date of repurchase (the “Series 1 Change of Control Payment”). For the avoidance of doubt, a Series 1 Change of Control Payment or a Series 1 Change

of Control Offer shall not be considered a redemption for the purposes of Article XIV of the Base Indenture.

(b)                                 Within 30 days following any Series 1 Change of Control Triggering Event, or, at the Issuer’s option, prior to the date of consummation of any Change of Control, but after the public announcement of the pending Change of Control, the Issuer shall mail or cause to be mailed a notice to each Holder of Series 1 Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Series 1 Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Series 1 Change of Control Payment Date”), pursuant to the procedures required by Article IV of the Base Indenture, which shall apply hereto mutatis mutandis, and described in such notice.  The repurchase obligation with respect to any notice mailed prior to the consummation of the Change of Control shall be conditioned on the Series 1 Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

(c)                                  To the extent that the provisions of any securities laws or regulations conflict with this Section 2.12, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 2.12 by virtue of such conflicts.

(d)                                 On the Series 1 Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment all Series 1 Notes or portions thereof properly tendered pursuant to the Series 1 Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Series 1 Change of Control Payment in respect of all Series 1 Notes or portions thereof properly tendered and not validly withdrawn and (iii) deliver or cause to be delivered to the Trustee the Series 1 Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Series 1 Notes or portions thereof being repurchased by the Issuer.  The Paying Agent shall promptly provide to each Holder of Series 1 Notes properly tendered and not validly withdrawn the Series 1 Change of Control Payment for such Series 1 Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Series 1 Note equal in principal amount to any unpurchased portion of the Series 1 Notes surrendered by such Holder; provided that each new Series 1 Note will be in a principal amount of C$2,000 or an integral multiple of C$1,000 in excess thereof.

(e)                                  The Issuer shall not be required to make a Series 1 Change of Control Offer upon a Series 1 Change of Control Triggering Event if another Person makes the Series 1 Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.12 otherwise applicable to a Series 1 Change of Control Offer made by the Issuer and such other Person purchases all Series 1 Notes properly tendered and not withdrawn pursuant to such Series 1 Change of Control Offer.

(f)                                   Solely for purposes of this Section 2.12 in connection with the Series 1 Notes, the following terms shall have the following meanings:

“Series 1 Below Investment Grade Rating Event” means the Series 1 Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Parent’s intention to effect a Change of Control, in each case until the end of the 60-day period following the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Parent’s intention to effect a Change of Control; provided, however, that if during such 60-day period one or more Rating Agencies has publicly announced that it is considering a possible downgrade of the Series 1 Notes, then such 60-day period shall be extended for such time as the rating of the Series 1 Notes by any such Rating Agency remains under publicly announced consideration for possible downgrade.  Notwithstanding the foregoing, a Series 1 Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Series 1 Below Investment Grade Rating Event for purposes of the definition of Series 1 Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Parent’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Series 1 Below Investment Grade Rating Event).

“Series 1 Change of Control Triggering Event” means the occurrence of both a Change of Control and a Series 1 Below Investment Grade Rating Event.

2.13                        Guarantees.  The Series 1 Notes shall be guaranteed by the Parent and the following Subsidiaries of the Parent (which are hereby designated “Guarantors” under the Indenture with respect to the Series 1 Notes): Molson Coors International General, ULC, Coors International Holdco, ULC, Molson Coors Callco ULC, Molson Canada 2005, Coors Brewing Company, Molson Coors Holdco Inc., CBC Holdco LLC, MC Holding Company LLC, CBC Holdco 2 LLC, Newco3, Inc. and, no later than 30 days after the consummation of the Acquisition, MillerCoors, and each of the Parent’s future Subsidiaries in accordance with Section 6.8 of the Base Indenture, until, in each case, such entity is released as a Guarantor in accordance with Section 16.6 of the Base Indenture.  Each of the Guarantors hereby confirms its Guarantee of the Series 1 Notes and confirms the applicability of the provisions of the Base Indenture to such Guarantor, as applicable, with respect to the Series 1 Notes.

2.14                        No Sinking Fund.  The Series 1 Notes are not entitled to the benefit of any sinking fund.

2.15                        Merger, Consolidation and Sale of Assets.  The terms and conditions of Section 6.4 of the Base Indenture shall apply to the Series 1 Notes.

ARTICLE 3
GENERAL TERMS AND CONDITIONS OF THE SERIES 2 NOTES

3.1                               Designation and Principal Amount.  There is hereby authorized and established a new series of Securities under the Base Indenture designated as the “3.440% series 2 Senior Notes due July 15, 2026,” which is not limited in aggregate principal amount.  The initial aggregate principal amount of the Series 2 Notes to be issued under this Supplemental Indenture shall be C$500,000,000.  The Series 2 Notes are not Original Issue Discount Securities and were originally issued at a public offering price of 99.974%.  Any additional amounts of Series 2 Notes to be issued shall be set forth in an Issuer Order.

3.2                               Maturity.  The stated maturity of principal for the Series 2 Notes shall be July 15, 2026.

3.3                               Further Issues.  The Issuer may, from time to time, without the consent of the Holders of the Series 2 Notes, issue additional Series 2 Notes.  Any such additional Series 2 Notes shall have the same ranking, interest rate, maturity date and other terms and conditions as the Series 2 Notes issued on the Issue Date, except for the issue date and the issue price.  Any such additional Series 2 Notes, together with the Series 2 Notes herein provided for, shall constitute a single series of Securities under the Indenture; provided that if any such additional Series 2 Notes are not fungible with the existing Series 2 Notes for United States federal income tax purposes, such additional Series 2 Notes will have a separate CUSIP number.

3.4                               Form and Place of Payment.  Principal of, premium, if any, and interest on the Series 2 Notes shall be payable in Canadian Dollars and the Place of Payment for the Series 2 Notes shall be Toronto, Ontario, Canada.

3.5                               Global Securities and Denomination of Series 2 Notes.  Upon the original issuance, the Series 2 Notes shall be represented by one or more Global Securities.  The Issuer shall issue the Series 2 Notes in minimum denominations of C$2,000 and in integral multiples of C$1,000 in excess thereof and shall deposit the Global Securities with, or on behalf of, CDS as Depositary (pursuant to Section 3.1 of the Base Indenture) in Toronto, Ontario, Canada, and register the Global Securities in the name of CDS & Co., CDS’s nominee.

3.6                               Interest.  The Issuer shall pay interest on the Series 2 Notes at the rate of 3.440% per annum, payable in equal semi-annual installments in the amount of C$17.20 per

C$1,000 principal amount of Series 2 Notes outstanding in arrears on each Interest Payment Date or, if any such Interest Payment Date is not a Business Day, on the next succeeding Business Day, commencing on July 15, 2017, with the first interest payment on the Series 2 Notes being an interest payment payable on January 15, 2017 in the amount of C$8,976,986.30, such payment being equivalent to C$17.9539726 per C$1,000 principal amount of the Series 2 Notes outstanding.  Interest on the Series 2 Notes shall be paid to each Holder of the Series 2 Notes at the close of business on the Record Date next preceding the related Interest Payment Date (except that interest payable at maturity shall be paid to the same persons to whom principal of such Series 2 Notes is payable).  Interest for any period of less than 6 months shall be computed on the basis of a year of 365 days. Whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.  Payments of the principal of and interest on the Series 2 Notes shall be made in Canadian Dollars, and the Series 2 Notes shall be denominated in Canadian Dollars.

3.7                               Redemption.  The Series 2 Notes are subject to redemption at the option of the Issuer, redemption for tax reasons and to a special mandatory redemption, in each case as set forth in the form of Series 2 Note attached hereto as Exhibit B and Article IV of the Base Indenture.

3.8                               Limitations on Secured Debt.  (a) If the Parent, the Issuer or any Restricted Subsidiary shall incur, issue, assume or enter into a guarantee of any Debt secured by a Mortgage on any Principal Property of the, Parent, the Issuer or any Subsidiary of the Parent, or on any Capital Stock of any Restricted Subsidiary, the Parent or the Issuer shall, or shall cause such Subsidiary or Restricted Subsidiary to, secure the Series 2 Notes equally and rateably with (or prior to) such secured Debt for as long as such Debt is so secured, unless the aggregate amount of all such secured Debt (for the avoidance of doubt, to the extent such Debt is secured by a Mortgage on any Principal Property), when taken together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties of the Parent, the Issuer or any Subsidiary (with the exception of such transactions which are excluded pursuant to Section 3.8(b) and Section 3.9(b)), would not, at the time of such incurrence, issuance, assumption or guarantee, exceed 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Parent.  Any Mortgage created for the benefit of the Holders of Securities pursuant to the preceding sentence shall provide by its terms that such Mortgage shall be automatically and unconditionally released and discharged upon the release and discharge of the Mortgage to which it relates.

(b)                                 The restriction in Section 3.8(a) shall not apply to Debt secured by:

(i)                                     Mortgages existing on any property prior to the acquisition thereof by the Parent, the Issuer or a Restricted Subsidiary or existing on any property of any corporation or other entity that becomes a

Subsidiary after the date of this Supplemental Indenture prior to the time such corporation becomes a Subsidiary or securing indebtedness that is used to pay the cost of acquisition of such property or to reimburse the Parent, the Issuer or a Restricted Subsidiary for that cost; provided, however, that such Mortgage shall not apply to any other property of the Parent, the Issuer or a Restricted Subsidiary other than improvements and accessions to the property to which it originally applies;

(ii)                                  Mortgages to secure the cost of development or construction of such property, or improvements of such property; provided, however, that such Mortgages shall not apply to any other property of the Parent or any Restricted Subsidiary;

(iii)                               Mortgages in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including Mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(iv)                              Mortgages securing indebtedness owing to the Parent, the Issuer or a Subsidiary Guarantor;

(v)                                 Mortgages existing on the Issue Date;

(vi)                              Mortgages required in connection with governmental programs which provide financial or tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured by a lien permitted under this Indenture;

(vii)                           extensions, renewals or replacements of the Mortgages referred to in this Section 3.8(b) (other than Mortgages described in clauses (ii) and (iv) above) so long as the principal amount of the secured Debt is not increased (except by an amount not to exceed the fees and expenses, including any premium and defeasance costs incurred with such extension, renewal or replacement) and the extension, renewal or replacement is limited to all or part of the same property secured (and for the avoidance of doubt could have been secured) by the Mortgage so extended, renewed or replaced; or

(viii)                        Mortgages in connection with sale and leaseback transactions permitted by Section 3.9(b).

For the avoidance of doubt, the accrual of interest, accretion or amortization of original issue discount or accreted value, the accretion of dividends, and the payment of interest on Debt in the form of additional Debt will not be deemed to be an incurrence, issuance, assumption or guarantee of Debt.

3.9                               Limitations on Sales and Leasebacks.  (a) None of the Parent, the Issuer and any Restricted Subsidiary shall enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions, when taken together with all secured Debt permitted under Section 3.8(a) (and not excluded in Section 3.8(b)) would not, at the time such transaction is entered into, exceed 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Parent.

(b)                                 The restriction in Section 3.9(a) shall not apply to, and there shall be excluded from Attributable Debt in any computation under Section 3.9(a), any sale and leaseback transaction if:

(i)                                     the transaction is between or among two or more of the Parent, the Issuer and the Subsidiary Guarantors;

(ii)                                  the lease is for a period, including renewal rights, of not in excess of three years;

(iii)                               the transaction is with a governmental authority that provides financial or tax benefits;

(iv)                              the net proceeds of the sale are at least equal to the fair market value of the property and, within 180 days of the transfer, the Parent, the Issuer or the Subsidiary Guarantors repay Funded Debt owed by them or make expenditures for the expansion, construction or acquisition of a Principal Property at least equal to the net proceeds of the sale; or

(v)                                 such sale and leaseback transaction is entered into within 180 days after the acquisition or construction, in whole but not in part, of such Principal Property.

3.10                        Appointment of Agents.  The Trustee shall initially be the Registrar and Paying Agent for the Series 2 Notes.

3.11                        Defeasance upon Deposit of Moneys or Canadian Government Obligations.  At the Issuer’s option, either (a) the Issuer shall be deemed to have been Discharged from its obligations with respect to the Series 2 Notes on the first day after the applicable conditions set forth in Section 12.3 of the Base Indenture have been satisfied or (b) the Parent, the Issuer and the Subsidiary Guarantors shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 6.4 or Section 10.1 of the Base Indenture and Sections 3.8 and 3.9 of this Supplemental Indenture with respect to the Series 2 Notes at any time after the applicable conditions set forth in Section 12.3 of the Base Indenture have been satisfied.  The applicable provisions of Article XII of the Base Indenture shall apply to the exercise by the Issuer of either such option.  For greater certainty, any government obligations deposited irrevocably with the Trustee in respect of the Series 2 Notes pursuant to Section 12.3 of the Base Indenture shall be Canadian Government Obligations due to the fact that the Series 2 Notes are denominated in Canadian Dollars.

3.12                        Repurchase of Series 2 Notes Upon a Change of Control.  (a) Upon the occurrence of a Series 2 Change of Control Triggering Event, unless the Issuer has unconditionally exercised its right to redeem the Series 2 Notes as provided in the form of Series 2 Note attached hereto as Exhibit B and Article IV of the Base Indenture, each Holder of Series 2 Notes shall have the right to require the Issuer to repurchase all or any part (equal to C$2,000 or an integral multiple of C$1,000 in excess thereof) of such Holder’s Series 2 Notes pursuant to the offer described in this Section 3.12 (the “Series 2 Change of Control Offer”) on the terms set forth in this Section 3.12 at a repurchase price in cash equal to 101% of the aggregate principal amount of Series 2 Notes repurchased, plus accrued and unpaid interest, if any, on the Series 2 Notes repurchased to, but excluding, the date of repurchase (the “Series 2 Change of Control Payment”).  For the avoidance of doubt, a Series 2 Change of Control Payment or a Series 2 Change of Control Offer shall not be considered a redemption for the purposes of Article XIV of the Base Indenture.

(b)                                 Within 30 days following any Series 2 Change of Control Triggering Event, or, at the Issuer’s option, prior to the date of consummation of any Change of Control, but after the public announcement of the pending Change of Control, the Issuer shall mail or cause to be mailed a notice to each Holder of Series 2 Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Series 2 Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Series 2 Change of Control Payment Date”), pursuant to the procedures required by Article IV of the Base Indenture, which shall apply hereto mutatis mutandis, and described in such notice.  The repurchase obligation with respect to any notice mailed prior to the consummation of the Change of Control shall be conditioned on the Series 2 Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

(c)                                  To the extent that the provisions of any securities laws or regulations conflict with this Section 3.12, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.12 by virtue of such conflicts.

(d)                                 On the Series 2 Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment all Series 2 Notes or portions thereof properly tendered pursuant to the Series 2 Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Series 2 Change of Control Payment in respect of all Series 2 Notes or portions thereof properly tendered and not validly withdrawn and (iii) deliver or cause to be delivered to the Trustee the Series 2 Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Series 2 Notes or portions thereof being repurchased by the Issuer.  The Paying Agent shall promptly provide to each Holder of Series 2 Notes properly tendered and not validly withdrawn the Series 2 Change of Control Payment for such Series 2 Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Series 2 Note equal in principal amount to any unpurchased portion of the Series 2 Notes surrendered by such Holder; provided that each new Series 2 Note will be in a principal amount of C$2,000 or an integral multiple of C$1,000 in excess thereof.

(e)                                  The Issuer shall not be required to make a Series 2 Change of Control Offer upon a Series 2 Change of Control Triggering Event if another Person makes the Series 2 Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.12 otherwise applicable to a Series 2 Change of Control Offer made by the Issuer and such other Person purchases all Series 2 Notes properly tendered and not withdrawn pursuant to such Series 2 Change of Control Offer.

(f)                                   Solely for purposes of this Section 3.12 in connection with the Series 2 Notes, the following terms shall have the following meanings:

“Series 2 Below Investment Grade Rating Event” means the Series 2 Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Parent’s intention to effect a Change of Control, in each case until the end of the 60-day period following the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Parent’s intention to effect a Change of Control; provided, however, that if during such 60-day period one or more Rating Agencies has publicly announced that it is considering a possible downgrade of the Series 2 Notes, then such 60-day period shall be extended for such time as the rating of the Series 2 Notes by any such Rating Agency remains under publicly announced consideration for possible downgrade.  Notwithstanding the foregoing, a Series 2 Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Series 2 Below Investment Grade Rating Event for purposes of the definition of Series 2 Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Parent’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Series 2 Below Investment Grade Rating Event).

“Series 2 Change of Control Triggering Event” means the occurrence of both a Change of Control and a Series 2 Below Investment Grade Rating Event.

3.13                        Guarantees.  The Series 2 Notes shall be guaranteed by the Parent and the following Subsidiaries of the Parent (which are hereby designated “Guarantors” under the Indenture with respect to the Series 2 Notes): Molson Coors International General, ULC, Coors International Holdco, ULC, Molson Coors Callco ULC, Molson Canada 2005, Coors Brewing Company, Molson Coors Holdco Inc., CBC Holdco LLC, MC Holding Company LLC, CBC Holdco 2 LLC, Newco3, Inc. and, no later than 30 days after the consummation of the Acquisition, MillerCoors, and each of the Parent’s future Subsidiaries in accordance with Section 6.8 of the Base Indenture, until, in each case, such entity is released as a Guarantor in accordance with Section 16.6 of the Base Indenture.  Each of the Parent and the Subsidiary Guarantors hereby confirms its Guarantee of the Series 2 Notes and confirms the applicability of the provisions of the Base Indenture to the Parent or such Subsidiary Guarantor, as applicable, with respect to the Series 2 Notes.

3.14                        No Sinking Fund.  The Series 2 Notes are not entitled to the benefit of any sinking fund.

3.15                        Merger, Consolidation and Sale of Assets.  The terms and conditions of Section 6.4 of the Base Indenture shall apply to the Series 2 Notes.

ARTICLE 4
FORMS OF NOTES

4.1                               Form of Series 1 Notes.  The Series 1 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.

4.2                               Form of Series 2 Notes.  The Series 2 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit B hereto.

ARTICLE 5
ORIGINAL ISSUE OF NOTES

5.1                               Original Issue of Series 1 Notes.  The Series 1 Notes may, upon execution of this Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of an Issuer Order authenticate and deliver such Series 1 Notes as in such Issuer Order provided.

5.2                               Original Issue of Series 2 Notes.  The Series 2 Notes may, upon execution of this Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver such Series 2 Notes as in such Issuer Order provided.

ARTICLE 6
PAYMENT OF ADDITIONAL AMOUNTS

6.1                               Additional Amounts.  (a)  The Issuer will, subject to the exceptions and limitations set forth below, pay such additional amounts (the “Additional Amounts”) as will result in the receipt by a Holder of such amounts, after deduction for any present or future tax, assessment or other governmental charge of a Relevant Jurisdiction, imposed by withholding with respect to the payment, as would have been received had no such withholding or deduction been required; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(i)                                     to any tax, assessment or other governmental charge of the United States imposed on a Holder of a Note that is a “United States person” (as defined below);

(ii)                                  to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as

A.                                    being or having been present or engaged in a trade or business in the Relevant Jurisdiction or having had a permanent establishment in the Relevant Jurisdiction;

B.                                    having a current or former relationship with the Relevant Jurisdiction, including a relationship as a citizen or resident of the Relevant Jurisdiction;

C.                                    being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

D.                                    being or having been a “10-percent shareholder” of the Issuer as defined in section 871(h)(3) of the Code; or

E.                                     being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code;

(iii)                               to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a partner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment;

(iv)                              to any tax, assessment or other governmental charge that is imposed or otherwise withheld solely by reason of a failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the Relevant Jurisdiction or any taxing authority therein or by an applicable income tax treaty to which the Relevant Jurisdiction is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(v)                                 to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deduction from the payment;

(vi)                              to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the payment becomes due or is duly provided for, whichever occurs later;

(vii)                           to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(viii)                        to any tax, assessment or other governmental charge any paying agent (including the Issuer) must withhold from any payment of principal of or interest on any note, if such payment can be made without such withholding by any other paying agent;

(ix)                              to any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the Holder of a Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(x)                                 to any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations, agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);

(xi)                              to any tax, assessment or governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note as a result of the presentation of any Note for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting the relevant Global Security to another paying agent in a member state of the European Union; or

(xii)                           in the case of any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above.

(b)                                 The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Article 6, the Issuer will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

(c)                                  The obligation of any Successor Company to make payments of additional amounts shall be determined mutatis mutandis, by treating any jurisdiction under the laws of which such Successor Company is organized or resident for tax purposes and any political subdivision or taxing authority as therein having the power to tax, as a Relevant Jurisdiction.

(d)                                 As used under this  Article 6, the term “United States” means the United States of America (including the states and the District of Columbia) and its territories, possessions and other areas subject to its jurisdiction. “United States person” means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

ARTICLE 7
MISCELLANEOUS

7.1                               Ratification of Indenture.  The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Series 1 Notes and the Series 2 Notes.

7.2                               Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.3                               Governing Law.  This Supplemental Indenture, each Series 1 Note and each Series 2 Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

7.4                               Separability.  In case any provision in this Supplemental Indenture, the Series 1 Notes or the Series 2 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.5                               Counterparts Originals.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

MOLSON COORS INTERNATIONAL LP

By:	MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

[Signature Page to the Supplemental Indenture]

GUARANTORS

CBC HOLDCO LLC

	By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

CBC HOLDCO 2 LLC

	By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

COORS BREWING COMPANY

	By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

MC HOLDING COMPANY LLC

	By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

NEWCO3, INC.

	By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

COORS INTERNATIONAL HOLDCO, ULC

	By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

MOLSON CANADA 2005

	By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

[Signature Page to the Supplemental Indenture]

MOLSON COORS INTERNATIONAL GENERAL, ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

MOLSON COORS CALLCO ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

MOLSON COORS HOLDCO INC.

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

[Signature Page to the Supplemental Indenture]

MOLSON COORS BREWING COMPANY

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

[Signature Page to the Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:	/s/ Lisa M. Kudo
Name: Lisa M. Kudo
Title: Corporate Trust Officer

By:	/s/ Mircho Mirchev
Name: Mircho Mirchev
Title: Corporate Trust Officer

[Signature Page to Supplemental Indenture]

EXHIBIT A

[FACE OF SERIES 1 NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO MOLSON COORS INTERNATIONAL LP (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS NOTE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS NOTE.  THIS NOTE IS ISSUED PURSUANT TO A BOOK ENTRY ONLY SECURITIES SERVICES AGREEMENT BETWEEN ISSUER AND CDS, AS SUCH AGREEMENT MAY BE REPLACED OR AMENDED FROM TIME TO TIME.

EXCEPT IN THE PROVINCE OF MANITOBA, IN ACCORDANCE WITH NATIONAL INSTRUMENT 45-102 — RESALE OF SECURITIES, UNLESS OTHERWISE PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS NOTE MUST NOT TRADE THE NOTE BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DATE OF THE DISTRIBUTION OF THE NOTE], AND (II) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

IN THE PROVINCE OF MANITOBA, UNLESS OTHERWISE PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION OR WITH THE PRIOR WRITTEN CONSENT OF THE APPLICABLE REGULATORS, THE HOLDER OF THIS NOTE MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE DATE THE PURCHASER ACQUIRED THE SECURITY.]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND MAY NOT BE

TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE U.S. SECURITIES ACT

MOLSON COORS INTERNATIONAL LP
2.840% SENIOR NOTES DUE JULY 15, 2023

CUSIP No. U60901AF9

ISIN: CAU60901AF97

No. [ ]	C$[ ]

As revised by the Schedule of Increases or Decreases in Global Security attached hereto

Interest.  Molson Coors International LP, a Delaware limited partnership (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CDS & Co., or registered assigns, the principal sum of [            ], as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on July 15, 2023 and to pay interest thereon from July 7, 2016, or from the most recent date to which interest has been paid or duly provided for, in equal semi-annual installments in the amount of C$14.20 per C$1,000 principal amount of the Notes of this series outstanding in arrears on January 15 and July 15 in each year, commencing July 15, 2017, with the first interest payment on the Notes of this series being an interest payment payable on January 15, 2017 in the amount of C$7,411,232.88, such payment being equivalent to C$14.8224658 per C$1,000 of principal amount of the Notes of this series, at the rate of 2.840% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the same rate on any overdue principal and premium and on any overdue installment of interest.  Interest for any period of less than 6 months shall be computed on the basis of a year of 365 days. Whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Method of Payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be January 5 or July 5, as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by Issuer, notice thereof having been given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Payment of the principal of (and premium, if any) and any such interest on this Note shall be made at the Corporate Trust Office in Toronto, Ontario, Canada in Canadian Dollars or, at the option of the Issuer, in immediately available funds or, in accordance with arrangements satisfactory to the Trustee, by wire transfer of immediately available funds to an account designated by the Holder.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication.  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:

MOLSON COORS INTERNATIONAL LP

By:	MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:
Authorized Signatory

[Signature Page to Global Note Certificate]

[REVERSE OF SERIES 1 NOTE]

Indenture.  This Note is one of a duly authorized issue of securities of the Issuer (herein called the “Notes”) issued and to be issued under an Indenture, dated as of July 7, 2016 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of July 7, 2016 (as so supplemented, herein called the “Indenture”), among the Issuer, the Parent, the Subsidiary Guarantors and Computershare Trust Company of Canada, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all applicable indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Parent, the Subsidiary Guarantors, the Trustee and the Holders of the Notes of this series and of the terms upon which the Notes of this series are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to C$500,000,000.  To the extent the terms of this Note conflict with the terms of the Indenture, the terms of the Indenture shall govern.

Optional Redemption.  The Notes of this series are subject to redemption at the Issuer’s option prior to the Par Call Date, in whole at any time and in part from time to time, at a Redemption Price equal to the greater of: (i) 100% of the principal amount then outstanding to be redeemed; and (ii) the Canada Yield Price; in either case plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, in accordance with the provisions set forth herein and in Article IV of the Base Indenture.

On or after the Par Call Date, the Issuer may redeem the Notes of this series, at the Issuer’s option, in whole at any time and in part from time to time, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, in accordance with the provisions set forth herein and in Article IV of the Base Indenture.

For purposes of determining the optional Redemption Price, the following definitions are applicable:

“Canada Yield Price” means, in respect of any Notes of this series being redeemed, the price, in respect of the principal amount of such Notes, calculated as of the third Business Day prior to the Redemption Date of such Notes, equal to the sum of the present values of the remaining scheduled payments of interest (not including any portion of the payments of interest accrued as of the date of redemption) and principal on the Notes to be redeemed from the Redemption Date to the Par Call Date using as a discount rate the sum of the Government of Canada Yield on such Business Day plus 51.0 basis points.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada acceptable to the Issuer, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian Dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the Par Call Date of such Notes to be redeemed.

“Par Call Date” means June 15, 2023.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered Holder of the Notes of this series to be redeemed.  Once notice of redemption is mailed for any Notes of this series, the Notes of this series called for redemption will become due and payable on the Redemption Date at the applicable Redemption Price.  If money sufficient to pay the Redemption Price of all of the Notes of this series (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date and the other conditions set forth in Article IV of the Base Indenture are satisfied, and unless the Issuer defaults in the payment of the Redemption Price, then on and after the Redemption Date, interest shall cease to accrue on the Notes of this series (or portions thereof) called for redemption.  If fewer than all of the Notes of this series are to be redeemed, and the Notes of this series are at the time represented by a Global Note, then the Notes to be redeemed will be redeemed on a pro rata basis.  If the Issuer elects to redeem fewer than all of the Notes of this series, and any of the Notes of this series are not represented by a Global Note, then the Trustee shall select the particular Notes of this series to be redeemed in accordance with its customary practices and procedures.

Notice of any redemption of Notes of this series in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a change of control) may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date. In addition, the Issuer may provide in such notice that payment of the Redemption Price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

[Special Mandatory Redemption.  The Notes of this series are subject to redemption in whole (but not in part) at a special mandatory redemption price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount of the Notes of this series, plus accrued and unpaid interest on the principal amount of Notes of this series to, but excluding, the Special Mandatory Redemption Date (as defined below), if (i) the closing of the Acquisition has not occurred on or prior to November 11, 2016 (or if, pursuant to the Purchase Agreement the Termination Date (as defined therein) is automatically extended, the date (not later than 18 months after November 11, 2015) to which the Termination Date is so extended), or (ii) if, prior to such date, the Issuer notifies the Trustee in writing that it will not pursue the Acquisition. Each of (i) and (ii) is a “Special Mandatory Redemption Event”).

Upon the occurrence of a Special Mandatory Redemption Event, the Parent, for and on behalf of the Issuer, or the Issuer shall promptly (but in no event later than 10 Business Days following such Special Mandatory Redemption Event) notify the Trustee in writing (such date of notification, the “Redemption Notice Date”) that the Notes of this series are to be redeemed on the 30th day following the Redemption Notice Date (such date, the “Special Mandatory Redemption Date”), in each case in accordance with the applicable provisions of Article IV of the Base Indenture.  The Trustee, upon receipt of the notice specified above, on the Redemption Notice Date shall notify each Holder in accordance with the applicable provisions of Article IV of the Base Indenture that all of the Notes of this series at the time Outstanding shall be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the Holders of the Notes of this series.  At or prior to 10:00 a.m., Toronto, Ontario time, on the Business Day prior to the Special Mandatory Redemption Date (or such later time as is acceptable to the Trustee), the Parent, for and on behalf of the Issuer, or the Issuer shall deposit funds sufficient to pay the Special Mandatory Redemption Price for the Notes of this series on such date.  If such deposit is made as provided above, the Notes of this series will cease to bear interest on and after the Special Mandatory Redemption Date, unless the Issuer defaults in the payment of the Special Mandatory Redemption Price.](1)

Redemption for Tax Reasons.  If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the Relevant Jurisdiction, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date hereof (or, in the case of a successor to the Issuer, the date of succession), the Issuer becomes or, based upon a written opinion of independent counsel of recognized standing selected by the Issuer, there is a substantial probability that the Issuer will become, obligated to pay Additional Amounts with respect to the Notes of this series, then the Issuer may at its option redeem, in whole, but not in part, the Notes of this series on not less than 30 nor more than 60 days prior notice, at a Redemption Price equal to 100% of their principal amount, together with interest accrued but unpaid thereon to the date fixed for redemption, provided such obligation cannot be avoided by the Issuer taking reasonable measures available to it, in accordance with the provisions set forth herein and in Article IV of the Base Indenture.

Repurchase of Notes Upon a Change of Control.  Upon the occurrence of a Series 1 Change of Control Triggering Event, subject to certain exceptions and conditions set forth in the Indenture, each Holder of Notes of this series shall have the right to require the Issuer to repurchase all or any part of such Holder’s Notes of this series as set forth in the Indenture.

Guarantees.  The payment by the Issuer of the principal of, and premium, if any, and interest on the Notes of this series is unconditionally and irrevocably guaranteed on a joint and several basis by each of the Guarantors.

(1)  Include only in Notes of this series issued prior to a Special Mandatory Redemption Event.

Defeasance and Discharge.  The Indenture contains provisions for defeasance and discharge and for defeasance at any time of certain restrictive covenants and Events of Default with respect to Notes of this series upon compliance with certain conditions set forth in the Indenture.

Defaults and Remedies.  If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes of this series at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes of this series at the time Outstanding.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of this series at the time Outstanding, on behalf of the Holders of all Notes of this series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Restrictive Covenants.  The Indenture does not limit the incurrence of additional unsecured debt by the Issuer or any of its Subsidiaries; however, it does limit, among other things, the incurrence of additional secured debt, the entry into sale and leaseback transactions by the Issuer or any of its Restricted Subsidiaries and certain mergers, consolidations and sales of assets by the Issuer and the Guarantors.  The limitations are subject to a number of important qualifications and exceptions set forth in the Indenture.  Once a year, the Issuer must report to the Trustee on its compliance with these limitations.

Denominations, Transfer and Exchange.  The Notes of this series are issuable only in registered form without coupons in minimum denominations of C$2,000 and in integral multiples of C$1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of any different authorized denomination or denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, including Section 3.6 of the Base Indenture, the transfer of this Note is registerable in the Register, upon surrender of this Note for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Issuer and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of any different authorized denomination or denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners.  Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.8 of the Base Indenture) interest, if any, on such Note and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

No Sinking Fund.  The Notes of this series are not entitled to the benefit of any sinking fund.

Governing Law.  This Note shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

Defined Terms.  All terms used in this Note and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

MOLSON COORS INTERNATIONAL LP
2.840% SENIOR NOTES DUE JULY 15, 2023

Initial Principal Amount C$[ ]	CUSIP No. U60901AF9

ISIN: CAU60901AF97

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee

EXHIBIT B

[FACE OF SERIES 2 NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO MOLSON COORS INTERNATIONAL LP (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS NOTE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS NOTE.  THIS NOTE IS ISSUED PURSUANT TO A BOOK ENTRY ONLY SECURITIES SERVICES AGREEMENT BETWEEN ISSUER AND CDS, AS SUCH AGREEMENT MAY BE REPLACED OR AMENDED FROM TIME TO TIME.

EXCEPT IN THE PROVINCE OF MANITOBA, IN ACCORDANCE WITH NATIONAL INSTRUMENT 45-102 — RESALE OF SECURITIES, UNLESS OTHERWISE PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS NOTE MUST NOT TRADE THE NOTE BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DATE OF THE DISTRIBUTION OF THE NOTE], AND (II) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

IN THE PROVINCE OF MANITOBA, UNLESS OTHERWISE PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION OR WITH THE PRIOR WRITTEN CONSENT OF THE APPLICABLE REGULATORS, THE HOLDER OF THIS NOTE MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE DATE THE PURCHASER ACQUIRED THE SECURITY.]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND MAY NOT BE

TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE U.S. SECURITIES ACT

MOLSON COORS INTERNATIONAL LP
3.440% SENIOR NOTES DUE JULY 15, 2026

CUSIP No. U60901AG7

ISIN: CAU60901AG70

No. [ ]	C$[ ]

As revised by the Schedule of Increases or Decreases in Global Security attached hereto

Interest.  Molson Coors International LP, a Delaware limited partnership (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CDS & Co., or registered assigns, the principal sum of [            ], as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on July 15, 2026 and to pay interest thereon from July 7, 2016, or from the most recent date to which interest has been paid or duly provided for, in equal semi-annual installments in the amount of C$17.20 per C$1,000 principal amount of the Notes of this series outstanding in arrears on January 15 and July 15 in each year, commencing July 15, 2017, with the first interest payment on the Notes of this series being an interest payment payable on January 15, 2017 in the amount of C$8,976,986.30 being equivalent to C$17.9539726 per C$1,000 principal amount of the Notes of this series outstanding, at the rate of 3.440% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the same rate on any overdue principal and premium and on any overdue installment of interest.  Interest for any period of less than 6 months shall be computed on the basis of a year of 365 days. Whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Method of Payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be January 5 or July 5, as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice thereof having been given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Payment of the principal of (and premium, if any) and any such interest on this Note shall be made at the Corporate Trust Office in Toronto, Ontario, Canada in Canadian Dollars or, at the option of the Issuer, in immediately available funds or, in accordance with arrangements satisfactory to the Trustee, by wire transfer of immediately available funds to an account designated by the Holder.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication.  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:

MOLSON COORS INTERNATIONAL LP

By:	MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:
Authorized Signatory

[Signature Page to Global Note Certificate]

[REVERSE OF SERIES 2 NOTE]

Indenture.  This Note is one of a duly authorized issue of securities of the Issuer (herein called the “Notes”) issued and to be issued under an Indenture, dated as of July 7, 2016 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of July 7, 2016 (as so supplemented, herein called the “Indenture”), among the Issuer, the Parent, the Subsidiary Guarantors and Computershare Trust Company of Canada, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all applicable indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Parent, the Subsidiary Guarantors, the Trustee and the Holders of the Notes of this series and of the terms upon which the Notes of this series are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to C$500,000,000.  To the extent the terms of this Note conflict with the terms of the Indenture, the terms of the Indenture shall govern.

Optional Redemption.  The Notes of this series are subject to redemption at the Issuer’s option prior to the Par Call Date, in whole at any time and in part from time to time, at a Redemption Price equal to the greater of: (i) 100% of the principal amount then outstanding to be redeemed; and (ii) the Canada Yield Price; in either case plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, in accordance with the provisions set forth herein and in Article IV of the Base Indenture.

On or after the Par Call Date, the Issuer may redeem the Notes of this series, at the Issuer’s option, in whole at any time and in part from time to time, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, in accordance with the provisions set forth herein and in Article IV of the Base Indenture.

For purposes of determining the optional Redemption Price, the following definitions are applicable:

“Canada Yield Price” means, in respect of any Notes of this series being redeemed, the price, in respect of the principal amount of such Notes, calculated as of the third Business Day prior to the Redemption Date of such Notes, equal to the sum of the present values of the remaining scheduled payments of interest (not including any portion of the payments of interest accrued as of the date of redemption) and principal on the Notes to be redeemed from the Redemption Date to the Par Call Date using as a discount rate the sum of the Government of Canada Yield on such Business Day plus 58.5 basis points.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada acceptable to the Issuer, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian Dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the Par Call Date of such Notes to be redeemed.

“Par Call Date” means April 15, 2026.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered Holder of the Notes of this series to be redeemed.  Once notice of redemption is mailed for any Notes of this series, the Notes of this series called for redemption will become due and payable on the Redemption Date at the applicable Redemption Price.  If money sufficient to pay the Redemption Price of all of the Notes of this series (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date and the other conditions set forth in Article IV of the Base Indenture are satisfied, and unless the Issuer defaults in the payment of the Redemption Price, then on and after the Redemption Date, interest shall cease to accrue on the Notes of this series (or portions thereof) called for redemption.  If fewer than all of the Notes of this series are to be redeemed, and the Notes of this series are at the time represented by a Global Note, then the Notes to be redeemed will be redeemed on a pro rata basis.  If the Issuer elects to redeem fewer than all of the Notes of this series, and any of the Notes of this series are not represented by a Global Note, then the Trustee shall select the particular Notes of this series to be redeemed in accordance with its customary practices and procedures.

Notice of any redemption of Notes of this series in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a change of control) may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date. In addition, the Issuer may provide in such notice that payment of the Redemption Price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

[Special Mandatory Redemption.  The Notes of this series are subject to redemption in whole (but not in part) at a special mandatory redemption price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount of the Notes of this series, plus accrued and unpaid interest on the principal amount of Notes of this series to, but excluding, the Special Mandatory Redemption Date (as defined below), if (i) the closing of the Acquisition has not occurred on or prior to November 11, 2016 (or if, pursuant to the Purchase Agreement the Termination Date (as defined therein) is automatically extended, the date (not later than 18 months after November 11, 2015) to which the Termination Date is so extended), or (ii) if, prior to such date, the Issuer notifies the Trustee in writing that it will not pursue the Acquisition. Each of (i) and (ii) is a “Special Mandatory Redemption Event”).

Upon the occurrence of a Special Mandatory Redemption Event, the Parent, for and on behalf of the Issuer, or the Issuer shall promptly (but in no event later than 10 Business Days following such Special Mandatory Redemption Event) notify the Trustee in writing (such date of notification, the “Redemption Notice Date”) that the Notes of this series are to be redeemed on the 30th day following the Redemption Notice Date (such date, the “Special Mandatory Redemption Date”), in each case in accordance with the applicable provisions of Article IV of the Base Indenture.  The Trustee, upon receipt of the notice specified above, on the Redemption Notice Date shall notify each Holder in accordance with the applicable provisions of Article IV of the Base Indenture that all of the Notes of this series at the time Outstanding shall be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the Holders of the Notes of this series.  At or prior to 10:00 a.m., Toronto, Ontario time, on the Business Day prior to the Special Mandatory Redemption Date (or such later time as is acceptable to the Trustee), the Parent, for and on behalf of the Issuer, or the Issuer shall deposit funds sufficient to pay the Special Mandatory Redemption Price for the Notes of this series on such date.  If such deposit is made as provided above, the Notes of this series will cease to bear interest on and after the Special Mandatory Redemption Date, unless the Issuer defaults in the payment of the Special Mandatory Redemption Price.](2)

Redemption for Tax Reasons.  If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the Relevant Jurisdiction, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date hereof (or, in the case of a successor to the Issuer, the date of succession), the Issuer becomes or, based upon a written opinion of independent counsel of recognized standing selected by the Issuer, there is a substantial probability that the Issuer will become, obligated to pay Additional Amounts with respect to the Notes of this series, then the Issuer may at its option redeem, in whole, but not in part, the Notes of this series on not less than 30 nor more than 60 days prior notice, at a Redemption Price equal to 100% of their principal amount, together with interest accrued but unpaid thereon to the date fixed for redemption, provided such obligation cannot be avoided by the Issuer taking reasonable measures available to it, in accordance with the provisions set forth herein and in Article IV of the Base Indenture.

Repurchase of Notes Upon a Change of Control.  Upon the occurrence of a Series 1 Change of Control Triggering Event, subject to certain exceptions and conditions set forth in the Indenture, each Holder of Notes of this series shall have the right to require the Issuer to repurchase all or any part of such Holder’s Notes of this series as set forth in the Indenture.

Guarantees.  The payment by the Issuer of the principal of, and premium, if any, and interest on the Notes of this series is unconditionally and irrevocably guaranteed on a joint and several basis by each of the Guarantors.

(2)  Include only in Notes of this series issued prior to a Special Mandatory Redemption Event.

Defeasance and Discharge.  The Indenture contains provisions for defeasance and discharge and for defeasance at any time of certain restrictive covenants and Events of Default with respect to Notes of this series upon compliance with certain conditions set forth in the Indenture.

Defaults and Remedies.  If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes of this series at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes of this series at the time Outstanding.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of this series at the time Outstanding, on behalf of the Holders of all Notes of this series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Restrictive Covenants.  The Indenture does not limit the incurrence of additional unsecured debt by the Issuer or any of its Subsidiaries; however, it does limit, among other things, the incurrence of additional secured debt, the entry into sale and leaseback transactions by the Issuer or any of its Restricted Subsidiaries and certain mergers, consolidations and sales of assets by the Issuer and the Guarantors.  The limitations are subject to a number of important qualifications and exceptions set forth in the Indenture.  Once a year, the Issuer must report to the Trustee on its compliance with these limitations.

Denominations, Transfer and Exchange.  The Notes of this series are issuable only in registered form without coupons in minimum denominations of C$2,000 and in integral multiples of C$1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of any different authorized denomination or denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, including Section 3.6 of the Base Indenture, the transfer of this Note is registerable in the Register, upon surrender of this Note for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Issuer and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of any different authorized denomination or denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners.  Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.8 of the Base Indenture) interest, if any, on such Note and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

No Sinking Fund.  The Notes of this series are not entitled to the benefit of any sinking fund.

Governing Law.  This Note shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

Defined Terms.  All terms used in this Note and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

MOLSON COORS INTERNATIONAL LP
3.440% SENIOR NOTES DUE JULY 15, 2026

Initial Principal Amount C$[ ]	CUSIP No. U60901AG7

ISIN: CAU60901AG70

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee